UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

 FORM 8-K

 CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2014

K12 Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33883	95-4774688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Corporate Park Drive, Herndon, Virginia	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(703) 483-7000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2014, K12 Inc. (the “Company”) and Timothy L. Murray entered into an amendment (the “Amendment”) to that certain Employment Agreement between the Company and Mr. Murray dated March 7, 2012, as amended (the “Agreement”).  The Amendment revises the time period in which Mr. Murray may exercise his right to resign for “Good Reason” pursuant to the Agreement as a result of a change in position or diminution in duties or responsibilities.  In the event Mr. Murray exercises his right to resign his employment for “Good Reason” pursuant to the Agreement between July 15, 2015 and August 15, 2015, then, in addition to the severance benefits otherwise provided under the Agreement, Mr. Murray will receive one year of additional stock option vesting and certain unvested shares of restricted Company common stock held by him may vest on an accelerated basis, subject to the attainment of certain financial performance and product development objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K12 Inc.

December 1, 2014	By:	/s/ Howard D. Polsky
	Name:	Howard D. Polsky
	Title:	General Counsel and Secretary